ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708

	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20110914668-88
Articles of Merger (PURSUANT TO NRS 92A.200) Page 1		Filing Date and Time 12/29/2011 11:00 am
Entity Number E0440012010-9

Articles of Merger
(Pursuant to NRS Chapter 92A)

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200):
 If there are more than four merging entities, check box and attach an 8 ½ “ x 11” blank sheet containing the required information for each additional entity from article one.

GIGGLES N’ HUGS SUB CO.
Name of merging entity

NEVADA	CORPORATION
Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

and,

GNH, INC.
Name of surviving entity

NEVADA	CORPORATION
Jurisdiction	Entity type*

*Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.
Filing Fee: $350.00

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.190):
Attn:	JOEY PARSI

c/o:	STOECKLEIN LAW GROUP 402 W. BROADWAY, SUITE 690 SAN DIEGO, CA 92101

3)	Choose one:
☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

 The undersigned declares that a plan of merger has been adopted by the parent domestic Entity (NRS 92A.180).

4)	Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity:

 If there are more than four merging entities, check box and attach an 8 ½ “ x 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)	Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Name of surviving entity, if applicable

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

(b)	The plan was approved by the required consent of the owners of*:

GIGGLES N’ HUGS SUB CO
Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

GNH, INC.
Name of surviving entity, if applicable

*Unless other provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial trust is a constituent entity in the merger.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Name of surviving entity, if applicable

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:
N/A

6)	Choose one:
 (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)**: December 30, 2011 4:30pm

*Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

**A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

X /JOEY PARSI	PRESIDENT
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.